UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to  240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)     Title of each class of securities to which transaction applies:

     (2)     Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)     Proposed maximum aggregate value of transaction:

     (5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount Previously Paid:


     (2)     Form, Schedule or Registration Statement No.:

     (3)     Filing Party:


     (4)     Date Filed:

                                                           FOR IMMEDIATE RELEASE

THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FILES PRELIMINARY PROXY
   STATEMENT OPPOSING CLEAN DIESEL TECHNOLOGIES, INC. CURRENT BOARD DIRECTORS

Bridgeport, CT - (September 17, 2010) - The Committee to Restore Stockholder Value and Integrity for Clean Diesel (the "Committee") today announced the filing with the Securities and Exchange Commission (SEC) of its preliminary proxy statement. When the proxy statement is final, the Committee will use it to solicit proxies to remove five current Board of Directors of Clean Diesel Technologies, Inc. ("Clean Diesel"), based in Bridgeport, CT, who voted for the ill-advised planned merger with Catalytic Solutions, Inc. ("CSI"), and to add two directors nominated by the Committee.

The Committee is firmly committed to restoring stockholder confidence and value to Clean Diesel by electing new Board Directors, removing current Board Directors, appointing a new management team, and implementing profitable business strategies. The Committee has nominated a slate of two new directors for election - John J. McCloy II and Andrew Merz Hanson. The purpose of the proxy solicitation by the Committee is to remove five current directors of Clean Diesel - Michael L. Asmussen, Derek R. Gray, Charles W. Grinnell, David F. Merrion, and Mungo Park - and to elect the two new directors and the proxies solicited will be used to do so.

The preliminary proxy statement can be viewed on the SEC's website at HTTP://WWW.SEC.GOV/CGI-BIN/BROWSE-EDGAR?ACTION=GETCOMPANY&CIK=0000949428
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THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FOR CLEAN DIESEL IS
PROVIDING THE FOREGOING INFORMATION TO STOCKHOLDERS PRIOR TO FILING OF A DEFINITIVE PROXY STATEMENT PURSUANT TO RULE 14A-12. WE ARE NOT CURRENTLY ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY AT THIS TIME.

INFORMATION WITH RESPECT TO THE IDENTITY OF THE MEMBERS OF THE COMMITTEE WHO PARTICIPATE IN THE SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, CAN BE FOUND ON THE WEBSITE OF THE COMMITTEE AT WWW.RESTORECLEANDIESEL.COM.
   ---------------------------

THE COMMITTEE'S DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ PRIOR TO DELIVERING ANY PROXY. ONCE FILED, THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIALS MAY BE VIEWED FOR FREE AT HTTP://WWW.SEC.GOV/CGI-BIN/BROWSE-EDGAR?ACTION=GETCOMPANY&CIK=0000949428
------------------------------------------------------------------------

For additional information, please contact The Committee to Restore Stockholder Value and Integrity to Clean Diesel, via the Chairman, Andrew Merz Hanson: info@restorecleandiesel.com.
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